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                                                                    EXHIBIT (21)


                        SUBSIDIARIES OF THE REGISTRANT
                              AS OF MARCH 1, 1998



Name of Corporation                         Jurisdiction of Incorporation
-------------------                         -----------------------------

PS Group, Inc.                              Delaware
PS Trading, Inc.                            California
PSG Services, Inc.                          Delaware
PSG Systems, Inc.                           Delaware
Statex Petroleum, Inc.                      California